Exhibit 23.4

CONSENT OF DEGLOYER AND MACNAUGHTON

We have issued our reports, each dated October 25, 2023, on estimates of proved reserves, future production and income attributable to certain royalty interests acquired by Viper Energy Partner LP (now known as Viper Energy, Inc.) (“Viper”), from Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP, prepared as of December 31, 2022 and December 31, 2021 (the “Reserve Reports”), included as Exhibit 99.4 and 99.5, respectively, in the Current Report on Form 8-K/A of Viper filed on November 13, 2023, which reports are incorporated by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (this “Post-Effective Amendment”). As independent petroleum engineers, we hereby consent to (i) the incorporation by reference of the Reserve Reports in this Post-Effective Amendment and (ii) the use in this Post-Effective Amendment of the information contained in the Reserve Reports.

DeGloyer and MacNaughton

/s/ DeGloyer and MacNaughton

DEGLOYER AND MACNAUGHTON

Houston, Texas

November 13, 2023